Exhibit 99.1

Aerie Pharmaceuticals Announces Additional Undrawn $100M

Credit Facility with Deerfield Management, Increasing Availability to $200M

Durham, N.C. – (BUSINESS WIRE) – May 2, 2019 – Aerie Pharmaceuticals, Inc. (NASDAQ:AERI) (Aerie), an ophthalmic pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with open-angle glaucoma, retinal diseases and other diseases of the eye, today announced that it has entered into an amendment of its existing credit agreement with certain affiliates of Deerfield Management Company L.P. (Deerfield).

The amendment provides for an additional $100 million senior secured delayed draw term loan facility (the additional credit facility), pursuant to which Aerie may borrow up to $100 million in aggregate in one or more borrowings at any time on or prior to July 23, 2020. Amounts drawn under the additional credit facility will amortize in equal annual installments beginning on July 20, 2023 and will mature on July 23, 2024. With the additional credit facility, Aerie has $200 million in total available. When added to the $203 million in cash and cash equivalents reported as of December 31, 2018, the additional credit facility brings Aerie’s total pro forma liquidity to over $400 million for 2019.

The additional credit facility includes an interest rate on drawn amounts of LIBOR (subject to a floor of 2%) plus 7.20%, up to a maximum rate of 13.00%, and fees on undrawn amounts of 2.0% per annum. Fees on undrawn amounts accrue through, and are payable on, the earlier of July 23, 2020 and the termination of the facility, and no principal payments will be due on drawn amounts, if any, until July 23, 2020. The additional credit facility may be terminated by Aerie at any time for an additional one-time fee of $2.625 million if undrawn, or $5.25 million if any amounts have been drawn, which fee (or applicable portion thereof) will be payable in connection with any repayment of drawn amounts and, to the extent not previously paid, upon the maturity of the additional facility. In addition, certain premiums and/or make-whole fees will be payable on any drawn amounts that are prepaid on or prior to July 23, 2022. The material terms of the original $100 million facility remain unchanged.

The additional credit facility is available to Aerie for working capital and business expansion and business development purposes, if needed, subject to customary conditions. No amounts were drawn under the additional credit facility at closing. Aerie currently believes it has adequate cash and cash equivalents to support ongoing business operations including the commercialization of Rocklatan®, and currently has no intention to draw on the additional credit facility.

“We are once again delighted about Deerfield’s ongoing support of Aerie. Using our year-end cash and cash equivalents of $203 million as a starting point, we have more than $400 million in liquidity for 2019, representing significant resources at our disposal if needed to build the Company through sales execution, geographic expansion and internal pipeline development, and to be opportunistic with innovative business development prospects,” said Vicente Anido, Jr., Ph.D., Chairman and Chief Executive Officer at Aerie.

About Aerie Pharmaceuticals, Inc.

Aerie is an ophthalmic pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with open-angle glaucoma, retinal diseases and other diseases of the eye. Aerie’s first product, Rhopressa® (netarsudil ophthalmic solution) 0.02%, a once-daily eye drop approved by the U.S. Food and Drug Administration (FDA) for the reduction of elevated intraocular pressure (IOP) in patients with open-angle glaucoma or ocular hypertension, was launched in the United States in April 2018. In clinical trials of Rhopressa®, the most common adverse reactions were conjunctival hyperemia, corneal verticillata, instillation site pain, and conjunctival hemorrhage. More information about Rhopressa®, including the product label, is available at www.rhopressa.com. Aerie’s second product for the reduction of elevated IOP in patients with open-angle glaucoma or ocular hypertension, Rocklatan® (netarsudil and latanoprost ophthalmic solution) 0.02%/0.005%, the first and only fixed-dose combination of Rhopressa® and the widely-prescribed PGA (prostaglandin analog) latanoprost, has been approved by the FDA and was launched in the United States in the second quarter of 2019. In clinical trials of Rocklatan®, the most common adverse reactions were conjunctival hyperemia, corneal verticillata, instillation site pain, and conjunctival hemorrhage. More information about Rocklatan®, including the product label, is available at www.rocklatan.com. Aerie continues to focus on global expansion and the development of additional product candidates and technologies in ophthalmology, including for wet age-related macular degeneration and diabetic macular edema. More information is available at www.aeriepharma.com.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: our expectations regarding the commercialization and manufacturing of Rhopressa® and Rocklatan® or any future product candidates, including the timing, cost or other aspects of the commercial launch of Rhopressa® and Rocklatan® or any future product candidates; our commercialization, marketing, manufacturing and supply management capabilities and strategies; the success, timing and cost of our ongoing and anticipated preclinical studies and clinical trials for Rhopressa® and Rocklatan®, with respect to regulatory approval outside of the United States or additional indications, and any future product candidates, including statements regarding the timing of initiation and completion of the studies and trials; the timing of and our ability to request, obtain and maintain FDA or other regulatory authority approval of, or other action with respect to, as applicable, Rhopressa®, Rocklatan® or any future product candidates, including the expected timing of, and timing of regulatory and/or other review of, filings for, as applicable, Rhopressa®, Rocklatan® or any future product candidates; the potential advantages of Rhopressa® and

Rocklatan® or any future product candidates; our plans to pursue development of additional product candidates and technologies within and beyond ophthalmology; our plans to explore possible uses of our existing proprietary compounds beyond glaucoma, including development of our retina program; our ability to protect our proprietary technology and enforce our intellectual property rights; our expectations regarding strategic operations, including our ability to in-license or acquire additional ophthalmic products, product candidates or technologies; and our expectations regarding anticipated capital requirements and anticipated borrowings under the credit facility. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, industry change and other factors beyond our control, and depend on regulatory approvals and economic and other environmental circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission (SEC). In particular, FDA approval of Rhopressa® and Rocklatan® do not constitute regulatory approval of Rhopressa® and Rocklatan® in jurisdictions outside the United States and there can be no assurance that we will receive regulatory approval for Rhopressa® and Rocklatan® in jurisdictions outside the United States. Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contacts

Source: Aerie Pharmaceuticals, Inc.

Media: Tad Heitmann 949-526-8747; theitmann@aeriepharma.com

Investors: Ami Bavishi 908-947-3949; abavishi@aeriepharma.com